UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496

Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	URI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01            Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On February 14, 2024, United Rentals, Inc. (“Holdings”), United Rentals (North America), Inc. (the “Company”) and certain other subsidiaries of Holdings entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), which amended and restated (i) the Credit and Guaranty Agreement, dated as of October 31, 2018 (as amended and restated, the “Amended and Restated Credit Agreement”) with Bank of America N.A. and the other financial institutions named therein and (ii) the Term Loan Security Agreement, dated as of October 31, 2018, among Holdings, the Company and such other subsidiaries of Holdings, as grantors, and Bank of America, N.A., as agent. The Amendment and Restatement Agreement provides for a senior secured term loan facility (the “Term Facility”) of $1,000,000,000, which is a new class of incremental term loans made available to the Company to refinance the existing term loans outstanding immediately prior to the entry into the Amendment and Restatement Agreement, pay related fees and expenses and repay other indebtedness.

Holdings and each existing and future direct or indirect U.S. subsidiary of Holdings (other than, among others, indirect U.S. subsidiaries held through foreign subsidiaries, special purpose vehicles used in connection with the existing securitization facility or any future securitization facility of Holdings and the Company and certain immaterial subsidiaries) (the “Guarantors”) provide unconditional guarantees of the obligations of the Company. In addition, the obligations of the Company under the Term Facility and the guarantees of the Guarantors are secured by first priority security interests in substantially all of the tangible and intangible assets of the Company and the Guarantors, including pledges of all stock or other equity interests in direct subsidiaries owned by the Company and the Guarantors (but only up to 65% of the voting stock of each direct foreign subsidiary owned by the Company or any Guarantor). The security interests and pledges are subject to certain exceptions.

The principal obligations under the Term Facility are to be repaid in quarterly installments, starting from June 30, 2024, in an aggregate amount equal to 1.00% per annum, with the balance due at the maturity of the Term Facility. The Term Facility matures on February 14, 2031. Amounts drawn under the Term Loan Facility bear annual interest at either the Term SOFR rate plus a margin of 1.75% per annum or at a base rate (equal to the highest of Bank of America, N.A.’s prime rate, the federal funds rate plus 0.5%, or one-month Term SOFR plus 1.0%) plus a margin of 0.75%.

The Term Facility contains covenants that, among other things, limit or restrict the ability of the Company and its subsidiaries to incur additional indebtedness; incur additional liens; make dividends and other restricted payments; and engage in mergers, acquisitions and dispositions. The Term Loan Facility does not include any financial covenants. The Amended and Restated Credit Agreement contains customary events of default. If an event of default occurs, the lenders are entitled to accelerate the loans made thereunder and exercise rights against the collateral.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment and Restatement Agreement, which is filed as an exhibit hereto. All capitalized terms not defined herein are defined in the Amended and Restated Credit Agreement.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01            Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of February 14, 2024, among United Rentals, Inc., United Rentals (North America), Inc. and certain other subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc., Bank of America N.A., and the other financial institutions named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2024

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Sustainability Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of February 14, 2024, among United Rentals, Inc., United Rentals (North America), Inc. and certain other subsidiaries of United Rentals, Inc. and United Rentals (North America), Inc., Bank of America N.A., and the other financial institutions named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).